UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 1


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported):  October 11, 2006


                              PATRON SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE               000-25675             74-3055158
   (State or other jurisdiction     (Commission         (I.R.S.Employer
          of incorporation)         File Number)       Identification No.)


                        5775 FLATIRON PARKWAY, SUITE 230
                             BOULDER, COLORADO 80301
                (Address of Principal Executive Offices/Zip Code)


                                 (303) 541-1005
              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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     This Current Report on Form 8-K/A amends Items 1.01 and 3.01 of the Current
Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on October 17, 2006 (the "Form 8-K"), regarding the Registrant's completion of the first closing of a financing in the amount of $3,120,966. The Form 8-K is hereby amended to insert those items as set forth herein.


ITEM  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.
ITEM  3.02.    UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

     On October 13, 2006, pursuant to the execution of subscription agreements on October 12, 2006, the Registrant completed the first closing of a financing (the"Series B Financing") in the amount of $3,120,966, through the issuance of units, at a purchase price of $100,000 per unit, each unit consisting of (i) 20 shares of Series B Preferred Stock and (ii) Common Stock Purchase Warrants ("Warrants") to purchase up to 50% of the shares of Common Stock issuable upon the conversion of the shares of Series B Preferred Stock purchased ("Units"). The Registrant issued 624.2 shares of Series B Preferred Stock (convertible into 1,732,804 shares of Common Stock) and Warrants to purchase 866,419 shares of Common Stock to the investors in the first closing of the Series B Financing. The Warrants have a term of 5 years and an exercise price of the lesser of i) $2.40 per share or ii) that price per share equal to the volume weighted average closing price of the Common Stock for the 10 trading days prior to the original issuance date of the applicable shares of Series B Preferred Stock, based on the stated value of the Series B Preferred, subject to adjustment for stock splits, dividends, recapitalizations, reclassifications, payments made to Common Stock holders and other similar events and for issuances of additional securities at prices more favorable than the conversion price at the date of such issuance. The Registrant has agreed to file with the Securities and Exchange Commission, no later than 90 days after the closing date a registration statement for the resale of the shares of Common Stock issuable upon exercise of the Warrants and conversion of the Series B Preferred Stock.

     The aggregate proceeds in the first closing of the Series B Financing were comprised of $1,040,322 provided by Apex Investment Fund V, L.P. and $2,080,644 from forty-five accredited investors introduced by Laidlaw & Company (UK) Ltd. ("Laidlaw").

     Laidlaw acted as placement agent in the Series B Financing. For its services as placement agent, in connection with the first closing of the Series B Financing, the Registrant paid Laidlaw a cash fee of $280,484 and issued to Laidlaw warrants to purchase up to 259,920 shares of Common Stock at an exercise price of the lesser of i) $2.40 per share or ii) that price per share equal to the volume weighted average closing price of the Common Stock for the 10 trading days prior to the original issuance date of the applicable shares of Series B Preferred Stock, based on the stated value of the Series B Preferred Stock, subject to adjustment for stock splits, dividends, recapitalizations, reclassifications, payments made to Common Stock holders and other similar events and for issuances of additional securities at prices more favorable than the conversion price at the date of such issuance. The Registrant has agreed to file with the Securities and Exchange Commission, no later than 90 days after the closing date a registration statement for the resale of the shares of Common Stock issuable upon exercise of the Warrants issued to Laidlaw.

     The issuance and sale of the securities issued or issuable in connection with the first closing of the Series B Financing were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the"Securities Act") pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PATRON  SYSTEMS,  INC.


Date:  October  25,  2006          By:    /s/ Robert Cross
                                          ----------------------------
                                          Robert  Cross
                                          Chief  Executive  Officer